Exhibit 10.40

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Amendment No. 1 to Amended and Restated License Agreement

This Amendment No. 1 to the AMENDED AND RESTATED LICENSE AGREEMENT (this “Amendment No. 1”) is entered into as of this 17th day of July, 2024 (the “Amendment No. 1 Effective Date”), by and between Zikani Therapeutics, Inc., a Delaware corporation with a principal office at 480 Arsenal Way, Suite 130, Watertown, MA 02472, USA (“Licensee”), and President and Fellows of Harvard College, an educational and charitable corporation existing under the laws and the constitution of the Commonwealth of Massachusetts, having a place of business at Richard A. and Susan F. Smith Campus Center, Suite 727E, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138 (“Harvard”). Harvard, on the one hand, and Licensee, on the other, each shall be referred to herein as a “Party” and together as the “Parties”.

WHEREAS, Harvard and Licensee entered into an Amended and Restated License Agreement dated as of March 26, 2020 (the “License Agreement”); and

WHEREAS, Harvard and Licensee desire to amend the License Agreement in accordance with Section 11.10 thereof for the purposes of modifying the terms relating to Non-Royalty Sublicense Income and Priority Review Vouchers (as defined herein), as set forth below;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.
Amendments.
A.
The following definitions are hereby added to Section 1, in appropriate alphabetical location:

“Priority Review Voucher” means a priority review voucher awarded by the FDA under Section 524 or Section 529 of the Federal Food, Drug and Cosmetic Act (“FFDCA”) or awarded under any successor or comparable government program in the United States or another country.

“Priority Review Voucher Income” means all consideration, in any form, received by Licensee, a Sublicensee, or any of their Affiliates, as the case may be, in connection with the sale or transfer to an unrelated third party in a bona fide arm’s-length transaction of a Priority Review Voucher awarded in connection with a Licensed Product.

“PRV Fair Market Value” means, with respect to each Priority Review Voucher, the average of the sale price of the most recent three (3) Priority Review Vouchers sold in the U.S. in publicly announced, bona fide arm’s-length transactions prior to the issuance of such Priority Review Voucher.

B.
The definition of Non-Royalty Sublicense Income is hereby amended by inserting at the end thereof the following sentence:

“For clarity, all Priority Review Voucher Income received by Licensee or its Affiliates shall be excluded from Non-Royalty Sublicense Income and will be treated separately pursuant to Section 4.5 of this Agreement.”

C.
Section 4.2.1 of the License Agreement is hereby amended by adding the following sentence to the end thereof:

“If Licensee or any of its Affiliates receives Non-Royalty Sublicense Income with respect to a Sublicensee’s achievement of any milestone listed in Section 4.2.1, the amounts paid by Licensee to Harvard under this Section 4.2 with respect to achievement of such milestone may be deducted from the aggregate amount of Non-Royalty Sublicense Income received from such Sublicensee on which Licensee must pay fees to Harvard under Section 4.4.”

D.
Section 4.4 of the License Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“4.4 Non-Royalty Sublicense Income. Licensee will pay Harvard a fee on Non-Royalty Sublicense Income as follows:

4.4.1.
[***];

4.4.2.
[***]; and
4.4.3.
[***].
E.
A new Section 4.5 is hereby inserted at the end of Article 4 of the License Agreement, as follows:

“4.5. Priority Review Voucher Income.

4.5.1.
Upon (i) issuance/award of a Priority Review Voucher to Licensee, any Sublicensee or any of their respective Affiliates in connection with a Licensed Product, and (ii) subsequent sale or transfer of such Priority Review Voucher to an unrelated third party in a bona fide arm’s-length transaction, Licensee shall pay Harvard [***] of all Priority Review Voucher Income received by Licensee, any Sublicensee or any of their respective Affiliates in connection with the sale or transfer of such Priority Review Voucher.

4.5.2.
Upon (i) issuance/award of a Priority Review Voucher to Licensee, any Sublicensee or any of their respective Affiliates in connection with a Licensed Product, and (ii) redemption of such Priority Review Voucher for any product other than a Licensed Product (a “Non-Royalty-Bearing Product”) with the goal of obtaining Regulatory Authority approval to market and sell such Non-Royalty- Bearing Product, Licensee (or the applicable Sublicensee) shall pay Harvard [***] of the Net Sales (such defined term applied mutatis mutandis to such Non-Royalty-Bearing Product) of such Non-Royalty Bearing Product (“PRV Product Revenue Share Payments”) until the cumulative amount of all such PRV Product Revenue Share Payments equals [***] of the PRV Fair Market Value of such Priority Review Voucher.

4.5.3.
This Section 4.5 will survive both early termination and expiration of this Agreement and shall accrue to any permitted assignee and any successor- in-interest of Licensee. Furthermore, each Sublicense agreement (i) shall contain such payment obligations on the part of the Sublicensee to ensure that Licensee shall be able to comply with this provision and shall contain third party beneficiary language in favor of Harvard such that Harvard shall have the right to enforce such obligations directly against such Sublicensee.

II.
Except as amended hereby, all other terms of the Agreement shall remain unchanged and in full force and effect.

III.
This Amendment No. 1 will be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized representatives.

Exhibit 10.40

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

President and Fellows of Harvard College

By: /s/ Isaac Kohlberg Name: Isaac Kohlberg

Title: Chief Technology Development Officer

7/24/2023

Exhibit 10.40

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Zikani Therapeutics, Inc.

By: /s/ Sumit Aggarwal Name: Sumit Aggarwal

Title: President and CEO

7/24/2023